                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported): April 17, 1997
                                                          --------------


                                INTELLICELL CORP.
                                -----------------
             (Exact name of registrant as specified in its charter)



          Delaware                    1-12571                  95-4467726
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(State or other jurisdiction       (Commission              (I.R.S. Employer
     of incorporation)             File Number)            Identification No.)



               6929 Hayvenhurst Avenue, Van Nuys, California 91406
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (818) 906-7777
                                                           --------------

--------------------------------------------------------------------------------
           Former name or former address, if changed since last report


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Item 4.  Changes in Registrant's Certifying Accountant
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         Effective April 19, 1997 Intellicell Corp. (the "Company") engaged BDO
Seidman, LLP as independent auditors to audit the Company's financial statements for the year ended December 31, 1996. During the Company's two most recent fiscal years and subsequent interim period, neither the Company nor any person acting on behalf of the Company consulted BDO Seidman, LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

         The Company has requested BDO Seidman, LLP to review the disclosure provided herein and has provided such firm the opportunity to furnish it with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company's expression of its views or the respects in which it does not agree with the statements made in response to this item.


Item 5.  Other Events.
----------------------

         The Company's Audit Committee has retained special counsel, which has retained Arthur Andersen, LLP as special auditor to address the circumstances surrounding the resignation of Richard A. Eisner & Company, LLP on April 9, 1997.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      INTELLICELL CORP.

                                      By: /s/ James E. Bunting
                                          -------------------------------------
                                              James E. Bunting
                                              Chief Financial Officer


Date:  April 21, 1997


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